Exhibit 99.1

COHEN & COMPANY REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS

Board Declares Dividend of $0.25 per Share

Philadelphia and New York, November 2, 2021 – Cohen & Company Inc. (NYSE American: COHN), a financial services firm specializing in fixed income markets and, more recently, in SPAC markets, today reported financial results for its third quarter ended September 30, 2021.

Summary Operating Results

	Three Months Ended			Nine Months Ended
($ in thousands)	9/30/21	6/30/21	9/30/20	9/30/21	9/30/20
Net trading	$16,599	$18,399	$16,957	$54,181	$55,524
Asset management	1,856	1,838	1,631	5,787	4,938
New issue and advisory	8,838	850	500	11,527	500
Principal transactions and other revenue	(20,709)	(11,021)	2,768	47,831	2,783
Total revenues	6,584	10,066	21,856	119,326	63,745
Compensation and benefits	20,577	14,190	10,965	61,414	36,423
Non-compensation operating expenses	5,125	4,949	4,819	15,658	22,769
Operating income	(19,118)	(9,073)	6,072	42,254	4,553
Interest expense, net	(1,731)	(1,782)	(1,952)	(5,527)	(7,638)
Other non-operating income	-	2,127	-	2,127	-
Income (loss) from equity method affiliates	2,857	5,490	(1,371)	7,512	(2,711)
Income (loss) before income tax expense (benefit)	(17,992)	(3,238)	2,749	46,366	(5,796)
Income tax expense (benefit)	(248)	(43)	(594)	577	(623)
Net income (loss)	(17,744)	(3,195)	3,343	45,789	(5,173)
Less: Net income (loss) attributable to the convertible non-controlling interest	(11,221)	4,119	2,542	20,301	(2,874)
Less: Net income (loss) attributable to the non-convertible non-controlling interest	(3,094)	(9,039)	(854)	17,837	(1,753)
Net income (loss) attributable to Cohen & Company Inc.	$(3,429)	$1,725	$1,655	$7,651	$(546)
Fully diluted net income (loss) per share	$(3.46)	$1.21	$1.19	$5.31	$(0.48)

Adjusted pre-tax income (loss)	$(14,898)	$3,674	$3,603	$26,402	$3,840
Fully diluted adjusted pre-tax income (loss) per share	$(3.57)	$0.78	$0.78	$5.23	$0.97

Lester Brafman, Chief Executive Officer of Cohen & Company, said, “Our financial results in the third quarter were impacted by significant unrealized negative mark-to-market adjustments in our principal investing portfolio. Absent these negative mark-to-market adjustments, our underlying business remained strong. New issue and advisory revenue was $8.8 million in the quarter, including $7.2 million related to investment banking revenue generated by our new Cohen & Company Capital Markets platform and $1.6 million related to US and European insurance origination. Our Gestation repo book remained stable at $3.9 billion, with related Gestation repo trading revenue approaching a $45 million annual run-rate. In addition, during the quarter we entered into a joint venture agreement with an institutional investor to invest in CRE loans and B-pieces of new issue CRE CLO transactions. To that end, we have hired a team of eight professionals to originate and underwrite mostly multi-family commercial real estate loans. We expect to begin accumulating assets into this joint venture during the fourth quarter.”

Brafman continued, “Going forward, our involvement in the SPAC market as a sponsor, asset manager, and investor, will result in increased holdings of public equity positions in post-business combination companies as part of our principal investing portfolio, which will be subject to market adjustments, both up and down. While market fluctuations may create volatility in our reported results, we continue to execute well against our strategic objectives and believe that the initiatives underway in asset management, SPACs, CRE loans, and Gestational repo trading will generate long-term value for our shareholders. We remain committed to enhancing shareholder value, and in the third quarter continued to pay our recently reinstated quarterly dividend.”

•	Net loss attributable to Cohen & Company Inc. was $3.4 million, or $3.46 per diluted share, for the three months ended September 30, 2021, compared to net income of $1.7 million, or $1.21 per diluted share, for the three months ended June 30, 2021, and net income of $1.7 million, or $1.19 per diluted share, for the three months ended September 30, 2020. Adjusted pre-tax loss was $14.9 million, or $3.57 per diluted share, for the three months ended September 30, 2021, compared to adjusted pre-tax income of $3.7 million, or $0.78 per diluted share, for the three months ended June 30, 2021, and adjusted pre-tax income of $3.6 million, or $0.78 per diluted share, for the three months ended September 30, 2020. Adjusted pre-tax income (loss) and adjusted pre-tax income (loss) per diluted share are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). See Note 1 below.

•	Revenues during the three months ended September 30, 2021 decreased $3.5 million from the prior quarter and $15.3 million from the prior year quarter.

○	Net trading revenue was $16.6 million for the three months ended September 30, 2021, down $1.8 million from the prior quarter and $0.4 million from the year-ago quarter. The decrease from the prior quarter was primarily due to lower trading revenue from the Company’s mortgage, corporate, municipal, and SBA groups. The decrease from the year-ago quarter was primarily due to lower trading revenue from the Company’s treasury, agencies, SBA, and credit groups, which was partially offset by higher Gestation repo trading revenue.

○	Asset management revenue was $1.9 million for the three months ended September 30, 2021, which was comparable to the prior quarter and up $0.2 million from the year-ago quarter. The increase from the year-ago quarter was due to higher revenue from the Company’s investment funds, which was partially offset by lower revenue from the Company’s managed CDOs. This reflects the changing mix of the Company’s assets under management, with the Company’s SPAC Funds, US Insurance Funds, and European insurance Funds growing as the Company’s managed CDO portfolio shrinks.

○	New issue and advisory revenue was $8.8 million for the three months ended September 30, 2021, up $8.0 million from the prior quarter and $8.3 million from the year-ago quarter. In the current quarter, the Cohen & Company Capital Markets investment banking team generated $7.2 million and the US and European insurance origination teams generated $1.6 million of the new issue and advisory revenue.

○	Principal transactions and other revenue was negative $20.7 million for the three months ended September 30, 2021, down $9.7 million from the prior quarter and $23.5 million from the year-ago quarter. The decreases were primarily related to negative mark-to-market adjustments on the Company’s principal investments in Metromile Inc., Shift Technologies, Inc., and various PIPE investments in SPAC business combinations. Note that the $20.7 million of negative principal transactions revenue in the current quarter is offset by a $2.8 million credit recorded in the net income (loss) attributable to the non-convertible non-controlling interest line item. The Company’s involvement in the SPAC market as a sponsor, asset manager, and investor, has resulted in increased holdings of public equity positions in post-business combination companies, often restricted, which are subject to market adjustments, both up and down. See chart below for detail of principal transactions and other revenue, and the impact of Insurance SPAC/Shift Technologies, Inc. and Insurance SPAC II/Metromile Inc. on adjusted pre-tax income (loss).

	For the Three Months Ended			Nine Months Ended
($ in thousands)	9/30/21	6/30/21	9/30/20	9/30/21	9/30/20
Principal transactions and other revenue:
Metromile, Inc. (MILE)	$(14,349)	$(12,812)	$-	$46,033	$-
Shift Technologies, Inc. (SFT)	(3,121)	461	-	1,001	-
PIPE investments in SPAC business combinations	(5,568)	688	-	(4,880)	-
Other	2,329	642	2,768	5,677	2,783
Total principal transactions and other revenue	$(20,709)	$(11,021)	$2,768	$47,831	$2,783

	For the Three Months Ended			Nine Months Ended
($ in thousands)	9/30/21	6/30/21	9/30/20	9/30/21	9/30/20
Impact of Insurance SPAC/Shift Technologies, Inc. and Insurance SPAC II/Metromile Inc. on Adjusted Pre-Tax Income (Loss):
Principal transactions and other revenue	$(17,470)	$(12,351)	$-	$47,034	$-
Equity-based compensation expense	-	-	-	(13,068)	-
Other operating expense	(6)	-	-	(14)	(2)
Income (loss) from equity method affiliates	-	-	(1,561)	(107)	(3,201)
Less: Net income (loss) attributable to the non-convertible non-controlling interest	-	(9,001)	(854)	21,204	(1,754)
Net impact to adjusted pre-tax income (loss)	$(17,476)	$(3,350)	$(707)	$12,641	$(1,449)

•	Compensation and benefits expense during the three months ended September 30, 2021 increased $6.4 million from the prior quarter and $9.6 million from the prior year quarter. The increases were primarily related to accrued compensation related to the new issue and advisory revenue in the current quarter, as well as new hires in investment banking and CRE groups. Compensation and benefits expense as a percentage of revenue was 51% for the nine months ended September 30, 2021, compared to 57% for the nine months ended September 30, 2020. The number of Company employees was 115 as of September 30, 2021, compared to 109 as of June 30, 2021, and 87 as of September 30, 2020.

•	Interest expense during the three months ended September 30, 2021 decreased $0.1 million from the prior quarter and $0.2 million from the prior year quarter. The changes in quarterly interest expense are primarily driven by fluctuations in interest on the Company’s one outstanding redeemable financial instrument, which is driven by the corporate trading group’s profits.

•	Income (loss) from equity method affiliates during the three months ended September 30, 2021 decreased $2.6 million from the prior quarter and increased $4.2 million from the prior year quarter. Income (loss) from equity method affiliates fluctuates primarily depending on the timing of the closing of the business combinations of the Company’s equity method investments in the sponsors of SPACs, which typically result in increased value of founder shares allocable to the Company, as well as expenses incurred by the Company’s sponsored SPAC, INSU Acquisition Corp. III (NASDAQ: IIII).

•	Income tax benefit during the three months ended September 30, 2021 was $0.2 million, compared to $0.1 million in the prior quarter, and $0.6 million in the prior year quarter. The Company will continue to evaluate its operations on a quarterly basis and may make adjustments to the valuation allowance applied against the Company's net operating loss and net capital loss tax assets. Future adjustments could be material and may result in additional tax benefit or tax expense.

Total Equity and Dividend Declaration

•	As of September 30, 2021, total equity was $117.2 million, compared to $101.4 million as of December 31, 2020; the non-convertible non-controlling interest component of total equity was $7.4 million as of September 30, 2021 and $27.8 million as of December 31, 2020. Thus, the total equity excluding the non-convertible non-controlling interest component was $109.8 million as of September 30, 2021, a $36.2 million increase from $73.6 million as of December 31, 2020.

•	The Company’s Board of Directors has declared a dividend of $0.25 per share, which will be payable on November 30, 2021, to stockholders of record as of November 16, 2021. The Board of Directors will continue to evaluate the dividend policy each quarter, and future decisions regarding dividends may be impacted by quarterly operating results and the Company’s capital needs.

Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time (ET), today, November 2, 2021, to discuss these results. The conference call will be available via webcast. Interested parties can access the webcast by clicking the webcast link on the Company’s homepage at www.cohenandcompany.com. Those wishing to listen to the conference call with operator assistance can dial (877) 876-9174 (domestic) or (785) 424-1669 (international), with participant passcode COHQ321, or request the Cohen & Company earnings call. A replay of the call will be available for one week following the call by dialing (888) 566-0825 or (402) 220-0427, participant passcode COHQ321.

About Cohen & Company

Cohen & Company is a financial services company specializing in fixed income markets and, more recently, in SPAC markets. It was founded in 1999 as an investment firm focused on small-cap banking institutions but has grown to provide an expanding range of capital markets and asset management services. Cohen & Company’s operating segments are Capital Markets, Asset Management, and Principal Investing. The Capital Markets segment consists of fixed income sales, trading, and matched book repo financing as well as new issue placements in corporate and securitized products, and advisory services, operating primarily through Cohen & Company’s subsidiaries, J.V.B. Financial Group, LLC in the United States and Cohen & Company Financial (Europe) Limited in Europe. A division of JVB, Cohen & Company Capital Markets is the Company’s full-service boutique investment banking platform focusing on SPAC advisory, capital markets advisory, and M&A advisory, with clients primarily in the financial technology (commonly referred to as "fintech") and SPAC spaces. The Asset Management segment manages assets through collateralized debt obligations, managed accounts, and investment funds. As of September 30, 2021, the Company managed approximately $2.2 billion in primarily fixed income assets in a variety of asset classes including US and European trust preferred securities, subordinated debt, and corporate loans. As of September 30, 2021, 55.7% of the Company’s assets under management were in collateralized debt obligations that Cohen & Company manages, which were all securitized prior to 2008. The Principal Investing segment is comprised primarily of investments the Company holds related to its SPAC franchise and other investments the Company has made for the purpose of earning an investment return rather than investments made to support its trading, matched book repo, or other capital markets business activity. For more information, please visit www.cohenandcompany.com.

Note 1: Adjusted pre-tax income (loss) and adjusted pre-tax income (loss) per share are non-GAAP measures of performance. Please see the discussion under “Non-GAAP Measures” below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

Forward-looking Statements

This communication contains certain statements, estimates, and forecasts with respect to future performance and events. These statements, estimates, and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties, and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.cohenandcompany.com/investor-relations/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from new or expanded businesses, (i) unanticipated market closures or effects due to inclement weather or other disasters, (j) losses (whether realized or unrealized) on our principal investments, (k) the possibility that payments to the Company of subordinated management fees from its CDOs will continue to be deferred or will be discontinued, (l) the possibility that the stockholder rights plan may fail to preserve the value of the Company’s deferred tax assets, whether as a result of the acquisition by a person of 5% of the Company’s common stock or otherwise, (m) the possibility that the Company’s third sponsored insurance SPAC, INSU Acquisition Corp. III, does not successfully consummate a business combination, (n) a reduction in the volume of investments into SPACs, (o) the value of our holdings of founders shares in Shift Technologies, Inc. and Metromile Inc. is volatile and may decline and the possibility that significant portions of the founder shares may remain restricted for a long period of time, (p) the possibility that the Company will stop paying quarterly dividends to its stockholders, and (q) the impacts of the COVID-19 pandemic. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties, and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and, therefore, will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

COHEN & COMPANY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	9/30/21	6/30/21	9/30/20	9/30/21	9/30/20
Revenues
Net trading	$16,599	$18,399	$16,957	$54,181	$55,524
Asset management	1,856	1,838	1,631	5,787	4,938
New issue and advisory	8,838	850	500	11,527	500
Principal transactions and other revenue	(20,709)	(11,021)	2,768	47,831	2,783
Total revenues	6,584	10,066	21,856	119,326	63,745
Operating expenses
Compensation and benefits	20,577	14,190	10,965	61,414	36,423
Business development, occupancy, equipment	869	787	641	2,375	2,037
Subscriptions, clearing, and execution	2,581	2,374	2,242	7,745	7,370
Professional services and other operating	1,585	1,701	1,851	5,280	5,230
Depreciation and amortization	90	87	85	258	249
Impairment of goodwill	-	-	-	-	7,883
Total operating expenses	25,702	19,139	15,784	77,072	59,192
Operating income (loss)	(19,118)	(9,073)	6,072	42,254	4,553
Non-operating income (expense)
Interest expense, net	(1,731)	(1,782)	(1,952)	(5,527)	(7,638)
Other non-operating income (expense)	-	2,127	-	2,127	-
Income (loss) from equity method affiliates	2,857	5,490	(1,371)	7,512	(2,711)
Income (loss) before income tax expense (benefit)	(17,992)	(3,238)	2,749	46,366	(5,796)
Income tax expense (benefit)	(248)	(43)	(594)	577	(623)
Net income (loss)	(17,744)	(3,195)	3,343	45,789	(5,173)
Less: Net income (loss) attributable to the convertible non-controlling interest	(11,221)	4,119	2,542	20,301	(2,874)
Less: Net income (loss) attributable to the non-convertible non-controlling interest	(3,094)	(9,039)	(854)	17,837	(1,753)
Net income (loss) attributable to Cohen & Company Inc.	$(3,429)	$1,725	$1,655	$7,651	$(546)

Earnings per share
Basic
Net income (loss) attributable to Cohen & Company Inc.	$(3,429)	$1,725	$1,655	$7,651	$(546)
Basic shares outstanding	1,314	1,072	1,147	1,140	1,151
Net income (loss) attributable to Cohen & Company Inc. per share	$(2.61)	$1.61	$1.44	$6.71	$(0.47)
Fully Diluted
Net income (loss) attributable to Cohen & Company Inc.	$(3,429)	$1,725	$1,655	$7,651	$(546)
Net income (loss) attributable to the convertible non-controlling interest	(11,221)	4,119	2,542	20,301	(2,874)
Net interest attributable to convertible debt, net of taxes	-	294	379	882	-
Income tax and conversion adjustment	237	141	1,503	(1,179)	1,536
Enterprise net income (loss)	$(14,413)	$6,279	$6,079	$27,655	$(1,884)
Basic shares outstanding	1,314	1,072	1,147	1,140	1,151
Unrestricted Operating LLC membership units exchangeable into COHN shares	2,856	2,856	2,803	2,850	2,800
Additional dilutive shares	-	1,271	1,166	1,222	-
Fully diluted shares outstanding	4,170	5,199	5,116	5,212	3,951
Fully diluted net income (loss) per share	$(3.46)	$1.21	$1.19	$5.31	$(0.48)

Reconciliation of adjusted pre-tax income (loss) to net income (loss) attributable to Cohen & Company Inc. and calculations of per share amounts
Net income (loss) attributable to Cohen & Company Inc.	$(3,429)	$1,725	$1,655	$7,651	$(546)
Addback: Impairment of goodwill	-	-	-	-	7,883
Addback (deduct): Other non-operating income	-	(2,127)	-	(2,127)	-
Addback (deduct): Income tax expense (benefit)	(248)	(43)	(594)	577	(623)
Addback (deduct): Net income (loss) attributable to the convertible non-controlling interest	(11,221)	4,119	2,542	20,301	(2,874)
Adjusted pre-tax income (loss)	(14,898)	3,674	3,603	26,402	3,840
Net interest attributable to convertible debt	-	381	379	882	-
Enterprise pre-tax income (loss) for fully diluted adjusted pre-tax income (loss) per share calculation	$(14,898)	$4,055	$3,982	$27,284	$3,840
Fully diluted shares outstanding	4,170	5,199	5,116	5,212	3,951
Fully diluted adjusted pre-tax income (loss) per share	$(3.57)	$0.78	$0.78	$5.23	$0.97

COHEN & COMPANY INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2021
	(unaudited)	December 31, 2020
Assets
Cash and cash equivalents	$41,830	$41,996
Receivables from brokers, dealers, and clearing agencies	141,281	52,917
Due from related parties	896	2,812
Other receivables	14,968	3,929
Investments - trading	188,683	242,961
Other investments, at fair value	51,919	58,540
Receivables under resale agreements	6,941,154	5,716,343
Investment in equity method affiliates	17,400	13,482
Deferred income taxes	7,715	7,397
Goodwill	109	109
Right-of-use asset - operating leases	10,647	6,063
Other assets	3,688	2,830
Total assets	$7,420,290	$6,149,379

Liabilities
Payables to brokers, dealers, and clearing agencies	$188,178	$156,678
Accounts payable and other liabilities	48,555	46,251
Accrued compensation	24,419	14,359
Trading securities sold, not yet purchased	49,620	44,439
Other investments sold, not yet purchased	2,522	7,415
Securities sold under agreements to repurchase	6,927,518	5,713,212
Operating lease liability	11,187	6,531
Redeemable Financial Instruments	7,957	11,957
Debt	43,172	47,100
Total liabilities	7,303,128	6,047,942

Equity
Voting nonconvertible preferred stock	27	27
Common stock	16	13
Additional paid-in capital	71,603	65,031
Accumulated other comprehensive loss	(869)	(821)
Accumulated deficit	(13,029)	(20,341)
Total stockholders' equity	57,748	43,909
Noncontrolling interest	59,414	57,528
Total equity	117,162	101,437
Total liabilities and equity	$7,420,290	$6,149,379

Non-GAAP Measures

Adjusted pre-tax income (loss) and adjusted pre-tax income (loss) per diluted share

Adjusted pre-tax income (loss) is not a financial measure recognized by GAAP. Adjusted pre-tax income (loss) represents net income (loss) attributable to Cohen & Company Inc., computed in accordance with GAAP, excluding impairment of goodwill, other non-operating income and income tax expense (benefit), plus the net income (loss) attributable to the convertible non-controlling interest. Impairment of goodwill has been excluded from adjusted pre-tax income (loss) because it is a non-recurring, non-cash item. Other non-operating income, representing the forgiveness of our PPP loan, has been excluded because it is a non-recurring item. Income tax expense (benefit) has been excluded because a pre-tax measurement of enterprise earnings that includes net income (loss) attributable to the convertible non-controlling interest is a useful and appropriate measure of performance. Furthermore, our income tax expense (benefit) has been, and we expect it will continue to be, a substantially non-cash item for the foreseeable future, generated from adjustments in our valuation allowance applied to the Company’s gross deferred tax assets. Convertible non-controlling interest is added back to adjusted pre-tax income because the underlying Cohen & Company, LLC equity units are convertible into Cohen & Company Inc. shares. Adjusted pre-tax income (loss) per diluted share is calculated, by dividing adjusted pre-tax income (loss) by diluted shares outstanding, both of which include adjustments used in the corresponding calculation in accordance with GAAP.

We present adjusted pre-tax income (loss) and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted pre-tax income (loss) and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash or recurring impact on our current operating performance. In addition, our management uses adjusted pre-tax income (loss) and related per diluted share amounts to evaluate the performance of our enterprise operations. Adjusted pre-tax income (loss) and related per diluted share amounts, as we define them, are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted pre-tax income (loss) should not be assessed in isolation from or construed as a substitute for net income (loss) attributable to Cohen & Company Inc. prepared in accordance with GAAP. Adjusted pre-tax income (loss) is not intended to represent and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors -	Media -
Cohen & Company Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr.	James Golden or Andrew Squire
Executive Vice President and	212-355-4449
Chief Financial Officer	jgolden@joelefrank.com or asquire@joelefrank.com

215-701-8952

investorrelations@cohenandcompany.com